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                                                                     EXHIBIT 8.2

                                                       SQUIRE, SANDERS & DEMPSEY
                                                       ABOGADOS

                                                       Calle Velazquez 108-110
                                                       28006 Madrid
                                                       Spain

                                                       Tel:  +34.91.590.24.20
                                                       Fax:  +34.91.590.24.21



                                October 18, 2004

Telvent GIT, S.A.
Valgrande, 6
28108 Alcobendas, Madrid
Spain

Ladies and Gentlemen:

         We are familiar with the proceedings taken and proposed to be taken by Telvent GIT, S.A., a sociedad anonima organized under the laws of the Kingdom of Spain (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of 10,005,000 Ordinary Shares (the "Shares"). As your counsel, we have collaborated in the preparation of the Registration Statement on Form F-1 (the "Registration Statement") to be filed by you with the Securities and Exchange Commission as of the date hereof to effect the registration pursuant to the Act of the Shares.

         Attorneys involved in the preparation of this opinion are admitted to practice law only in the Kingdom of Spain and we express no opinion herein concerning any law other than the federal laws of the Kingdom of Spain.

         In connection therewith, we prepared the discussion set forth under the caption "Taxation - Spanish Taxation" in the Prospectus forming a part of the Registration Statement. We hereby confirm that the discussion under the caption "Taxation - Spanish Taxation", insofar as such discussion represents legal conclusions or statements of Spanish tax law, unless otherwise noted and subject to the limitations and qualifications therein, constitutes our opinion as to the material Spanish tax consequences of the acquisition, ownership and disposition of the Shares by a "nonresident holder" (as such term is defined in the Prospectus).

         The opinions set forth herein are rendered as of the date hereof, and we assume no obligation to update such opinions to reflect any facts or circumstances which hereafter may come to our attention or any changes of law which hereafter may occur. We consent to the reference to our Firm wherever appearing in the Registration Statement and to the inclusion of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations promulgated thereunder.

                                         Sincerely,



                                         /s/ Squire, Sanders & Dempsey L.L.P.
                                         ------------------------------------
                                         Squire, Sanders & Dempsey L.L.P.